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                        HARTFORD LIFE INSURANCE COMPANY
                                      ***
                           UNANIMOUS WRITTEN CONSENT
                                     OF THE
                               BOARD OF DIRECTORS

    THE UNDERSIGNED, being all of the Board of Directors of HARTFORD LIFE INSURANCE COMPANY (the "Company"), hereby consent to the following resolutions in accordance with Section 33-749 of the Connecticut Business Corporation Act; such resolutions to have the same force and effect as if duly adopted at a meeting of the Board of Directors duly called and held for such purpose:

RE-DESIGNATION OF SEPARATE ACCOUNT:
-----------------------------------

     RESOLVED, that the establishment of the Separate Account 403 by the Company in accordance with state insurance laws to issue variable annuity or variable life insurance contracts being segregated in such Separate Account 403 is hereby ratified; and be it further

     RESOLVED, that such Separate Account 403 be, and effective as of the date hereof, is hereby re-designated as "Separate Account Eleven"; and be it further

     RESOLVED, that each of the officers of the Company be, and each hereby is, authorized and directed to make any such filings or notices and to take such other actions as may be necessary or required by law to give effect to the foregoing resolutions.

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IN WITNESS WHEREOF, the undersigned, being all the directors of the Company have executed this consent as of the 28th day of September, 2001.

     /s/ David T. Foy                                    /s/ John C. Walters
     --------------------------------------------------  --------------------------------------------------
     David T. Foy                                        John C. Walters
     /s/ Thomas M. Marra                                 /s/ Lizabeth H. Zlatkus
     --------------------------------------------------  --------------------------------------------------
     Thomas M. Marra                                     Lizabeth H. Zlatkus
     /s/ Christine Hayer Repasy                          /s/ David M. Znamierowski
     --------------------------------------------------  --------------------------------------------------
     Christine Hayer Repasy                              David M. Znamierowski
     /s/ Lowndes A. Smith
     --------------------------------------------------
     Lowndes A. Smith